UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 3, 2025

AVALONBAY COMMUNITIES, INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	1-12672 (Commission File Number)	77-0404318 (I.R.S. Employer Identification No.)

4040 Wilson Blvd., Suite 1000,

Arlington, Virginia 22203

(Address of principal executive offices)(Zip code)

(703) 329-6300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AVB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

Revolving Credit Facility

On April 3, 2025, AvalonBay Communities, Inc. (the “Company”) entered into a $2,500,000,000 Seventh Amended and Restated Revolving Loan Agreement (the “Revolving Credit Facility”) with Bank of America, N.A., as administrative agent, an issuing bank and a bank, JPMorgan Chase Bank, N.A., as an issuing bank, a bank and a syndication agent, Wells Fargo Bank, N.A., as an issuing bank, a bank and a syndication agent, the co-documentation agents named therein, JPMorgan Chase Bank, N.A., BofA Securities, Inc., and Wells Fargo Securities, LLC, as joint bookrunners and joint lead arrangers, and the other bank parties signatory thereto. The Revolving Credit Facility matures on April 3, 2030. The Company paid customary arrangement and upfront fees to the lenders in connection with the closing of the Revolving Credit Facility. This new facility replaces the Company’s prior $2.25 billion credit facility dated as of September 27, 2022, which would have matured on September 25, 2026. As of April 3, 2025, there were no borrowings outstanding under the Revolving Credit Facility.

Under the terms of the Revolving Credit Facility, the Company may elect to increase the facility by up to an additional $500 million, to an aggregate size of $3.0 billion, provided that one or more banks (from the syndicate or otherwise) voluntarily agree to provide the additional commitment. No member of the syndicate of banks can prohibit such increase; such an increase in the facility will only be effective to the extent banks (from the syndicate or otherwise) choose to commit to lend additional funds.

The Revolving Credit Facility bears interest at varying levels based on (1) the Secured Overnight Financing Rate (“SOFR”) applicable to the period of borrowing for a particular draw of funds from the facility (e.g., one month to maturity, three months to maturity, etc.), which rate is recalculated at the end of each such period if the revolving loan remains outstanding and (2) the rating levels issued for the Company’s unsecured and unsubordinated long-term indebtedness. The stated spread over SOFR can vary from SOFR plus 0.65% to SOFR plus 1.40% based upon the rating of the Company’s unsecured and unsubordinated long-term indebtedness. The current borrowing spread to SOFR under the Revolving Credit Facility is 0.725% per annum.

The Company is subject to certain customary covenants under the Revolving Credit Facility, including, but not limited to, maintaining certain leverage and coverage ratios such as total outstanding indebtedness to capitalization value, combined EBITDA to combined debt service, secured indebtedness to capitalization value and unsecured indebtedness to unencumbered asset value.

The foregoing description of the Revolving Credit Facility does not purport to be complete and is qualified in its entirety by reference to the Seventh Amended and Restated Revolving Loan Agreement, attached hereto as Exhibit 10.1.

Term Loan Credit Facility

In addition, on April 3, 2025, the Company entered into a $450,000,000 Term Loan Agreement (the “Term Loan Credit Facility”) with Truist Bank, as administrative agent and a bank, TD Bank, N.A., as a bank and a syndication agent, Mizuho Bank, Ltd., as a bank and a syndication agent, Truist Securities, Inc., TD Bank, N.A., and Mizuho Bank, Ltd., as joint bookrunners and joint lead arrangers, and the other bank parties signatory thereto. The Term Loan Credit Facility matures on April 3, 2029, and term loans are available to be borrowed until October 3, 2025. Term loans under the Term Loan Credit Facility can be repaid without premium or penalty but cannot be re-borrowed once repaid. The Company paid customary arrangement and upfront fees to the lenders in connection with the closing of the Term Loan Credit Facility. As of April 3, 2025, there were no borrowings outstanding under the Term Loan Credit Facility.

Under the terms of the Term Loan Credit Facility, the Company may elect to increase the facility by up to an additional $100 million, to an aggregate size of $550 million, provided that one or more banks (from the syndicate or otherwise) voluntarily agree to provide the additional commitment. No member of the syndicate of banks can prohibit such increase; such an increase in the facility will only be effective to the extent banks (from the syndicate or otherwise) choose to commit to lend additional funds.

The Term Loan Credit Facility bears interest at varying levels based on (1) the SOFR applicable to the period of borrowing for a particular draw of funds from the facility (e.g., one month to maturity, three months to maturity, etc.), which rate is recalculated at the end of each such period if the term loan remains outstanding and (2) the rating levels issued for our unsecured and unsubordinated long-term indebtedness. The stated spread over SOFR can vary from SOFR plus 0.70% to SOFR plus 1.60% based upon the rating of the Company’s unsecured and unsubordinated long-term indebtedness. The current borrowing spread to SOFR under the Term Loan Credit Facility is 0.80% per annum. The Company has entered into floating-to-fixed interest rate swaps to fix the interest rate for the full amount of the Term Loan Credit Facility. Including the impact of these swaps and estimated transaction costs, and assuming that the Term Loan Credit Facility will be fully drawn from May 30, 2025 until maturity, the effective interest rate on borrowings under the Term Loan Credit Facility would be 4.47%.

The Company is subject to certain customary covenants under the Term Loan Credit Facility consistent with those set forth in the Revolving Credit Facility, including, but not limited to, maintaining certain leverage and coverage ratios such as total outstanding indebtedness to capitalization value, combined EBITDA to combined debt service, secured indebtedness to capitalization value and unsecured indebtedness to unencumbered asset value.

The foregoing description of the Term Loan Credit Facility does not purport to be complete and is qualified in its entirety by reference to the Term Loan Agreement, attached hereto as Exhibit 10.2.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this report is incorporated herein by reference.

On April 3, 2025, the Company increased the amount of short-term, unsecured commercial paper notes that it may issue under its commercial paper program (the “Commercial Paper Program”) from $500.0 million to $1.0 billion.

As of the date of this Current Report on Form 8-K, five commercial paper dealers each act as a dealer under the Commercial Paper Program. The Commercial Paper Program is backstopped by the Company’s commitment to maintain available borrowing capacity under the Revolving Credit Facility in an amount equal to actual borrowings under the Commercial Paper Program. The notes offered under the Commercial Paper Program have not been and will not be registered under the Securities Act of 1933, as amended, or state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The notes are sold under customary market terms in the U.S. commercial paper market and bear interest at rates that vary based upon market conditions at the time of issuance. The maturities of the notes vary, but may not exceed 364 days from the date of issuance.

The information contained in this Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the notes under the Commercial Paper Program.

Forward-Looking Statements

This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including the effective interest rate on borrowings under the Term Loan Credit Facility and the Company’s ability to complete the issuance and sale of notes that it may issue under the Commercial Paper Program. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by the use of the words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “project, ” “plan, ” “may, ” “shall, ” “will, ” “pursue” and other similar expressions that indicate future events and trends and do not report historical matters. These forward-looking statements are based on the Company’s expectations, forecasts and assumptions at the time of this report, which may not be realized and involve risks and uncertainties that cannot be predicted accurately or that might not be anticipated. These could cause actual results to differ materially from those expressed or implied by the forward-looking statements. Risks and uncertainties that might cause such differences include, among others, those related trends affecting the Company’s financial condition or results of operations. These factors should not be construed as exhaustive and should be read in conjunction with the factors that are discussed in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Forward-Looking Statements” and in subsequent quarterly reports on Form 10-Q. The Company does not undertake a duty to update forward-looking statements contained in this report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Seventh Amended and Restated Revolving Loan Agreement, dated as of April 3, 2025.
10.2	Term Loan Agreement, dated as of April 3, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALONBAY COMMUNITIES, INC.

By:	/s/ Kevin P. O’Shea
Kevin P. O’Shea
Chief Financial Officer

Date: April 4, 2025